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                                                                    EXHIBIT 23
                                                                    ----------




                         CONSENT OF INDEPENDENT AUDITORS
                        ---------------------------------

         We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81044, 333-19753, 333-59902 and 333-74197)
(pertaining to the 1991 Qualified Stock Option Plan, the Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan, the 1995 Amended and Restated Non-Employee Director Stock Option Plan and the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan) and Form S-3 (Nos. 333-95361, 333-33986, 333-37630, 333-45818, 333-49628, 333-59346, and 333-63514)
of our report dated January 29, 2002 (except for Notes 1 and 10d.2 for which the date is February 20, 2003) with respect to the consolidated financial statements of Electric Fuel Corporation for each of the three years included in the period ended December 31, 2001 included in this Annual Report (Form 10-K/A) for the year ended December 31, 2001.



                                                /S/ KOST, FORER & GABBAY
                                               ----------------------------
                                                    Kost Forer & Gabbay
                                             A Member of Ernst & Young Global



Tel-Aviv, Israel
May 8, 2003

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